Exhibit 99.3

SCHEDULES I, II-A, and II-B

SCHEDULE I

The name of each director and executive officer of The Goldman Sachs Group, Inc. is set forth below.

The business address of each person listed below is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282.

Each person is a citizen of the United States of America except for: Lakshmi N. Mittal, who is a citizen of India. Alex Golten is a citizen of the United States and United Kingdom. The present principal occupation or employment of each of the listed persons is set forth below.

NAME	PRESENT PRINCIPAL OCCUPATION
David M. Solomon	Chairman and Chief Executive Officer of The Goldman Sachs Group, Inc.
M. Michele Burns	Former Chairman and Chief Executive Officer, Mercer LLC; Former Chief Financial Officer of each of: Marsh & McLennan Companies, Inc., Mirant Corp. and Delta Air Lines, Inc.
Denis P. Coleman III	Chief Financial Officer of The Goldman Sachs Group, Inc.
Mark A. Flaherty	Former Vice Chairman, Wellington Management Company
Sheara J. Fredman	Chief Accounting Officer of The Goldman Sachs Group, Inc.
Carey Halio	Global Treasurer of The Goldman Sachs Group, Inc.
Kimberley D. Harris	Executive Vice President of Comcast Corporation; General Counsel of NBCUniversal
John B. Hess	Former Chief Executive Officer, Hess Corporation; Former Chairman and CEO, Hess Midstream LP
Kevin R. Johnson	Former President and Chief Executive Officer, Starbucks Corporation
Ellen J. Kullman	Executive Chair, Carbon 3D, Inc.
Alex S. Golten	Chief Risk Officer of The Goldman Sachs Group, Inc.
KC McClure	Former Chief Financial Officer, Accenture plc
Lakshmi N. Mittal	Executive Chairman of ArcelorMittal S.A.
Thomas K. Montag	Chief Executive Officer of Rubicon Carbon LLC
Peter Oppenheimer	Former Senior Vice President and Chief Financial Officer of Apple, Inc.
John F.W. Rogers	Executive Vice President of The Goldman Sachs Group, Inc.
Kathryn H. Ruemmler	Chief Legal Officer and General Counsel of The Goldman Sachs Group, Inc.
Jan E. Tighe	Former Vice Admiral, United States Navy
David A. Viniar	Former Chief Financial Officer of The Goldman Sachs Group, Inc.
John E. Waldron	President and Chief Operating Officer of The Goldman Sachs Group, Inc.

SCHEDULE II-A

The name and principal occupation of each member of the Goldman Sachs Asset Management Private Credit Investment Committee, which exercises the authority of Goldman Sachs & Co. LLC in managing BSPI and each of the GS Funds.

The business address for each member listed below is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, except as follows: for James Reynolds, Moritz Jobke, Amitayush Bahri it is Plumtree Court, 25 Shoe Lane, London EC4A 4AU, England; and for David Miller and Greg Watts it is 11605 Haynes Bridge Rd. Suite 695, Alpharetta, GA 30009.

All members listed below are United States citizens, except as follows: James Reynolds is a citizen of France; Amitayush Bahri is a citizen of the United Kingdom; Katie Park is a citizen of the Republic of Korea; Moritz Jobke is a citizen of Germany; Beat Cabiallavetta is a citizen of Switzerland, Fiona D’souza is a citizen of India; and Nicole Agnew is a citizen of Canada.

NAME	PRESENT PRINCIPAL OCCUPATION
Richard A. Friedman	Managing Director of Goldman Sachs & Co. LLC
James Reynolds	Managing Director of Goldman Sachs International
Nicole Agnew	Managing Director of Goldman Sachs & Co. LLC
Patrick Armstrong	Managing Director of Goldman Sachs & Co. LLC
Amitayush Bahri	Managing Director of Goldman Sachs International
Vivek Bantwal	Managing Director of Goldman Sachs & Co. LLC
Keith Braun	Managing Director of Goldman Sachs & Co. LLC
Steven Budig	Managing Director of Goldman Sachs & Co. LLC
Beat Cabiallavetta	Managing Director of Goldman Sachs & Co. LLC
Fiona D’souza	Managing Director of Goldman Sachs & Co. LLC
Hristo D. Dimitrov	Managing Director of Goldman Sachs & Co. LLC
David Felman	Managing Director of Goldman Sachs & Co. LLC
Moritz Jobke	Managing Director of Goldman Sachs International
Allison Lee	Managing Director of Goldman Sachs & Co. LLC
David Miller	Managing Director of Goldman Sachs & Co. LLC
Katie Park	Vice President of Goldman Sachs & Co. LLC
Stephanie Rader	Managing Director of Goldman Sachs & Co. LLC
Kevin Sterling	Managing Director of Goldman Sachs & Co. LLC
Greg Watts	Managing Director of Goldman Sachs & Co. LLC

SCHEDULE II-B

The name, position and present principal occupation of each executive officer of BSPI is set forth below.

The business address for all the executive officers listed below is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, except as follows: The business address of David Campbell, Colin Walsh, Joshua Richardson, Amit Sinha and Jason Kreuziger is 555 California Street, San Francisco, CA 94104; the business address of each of Oksana Beard, David Bell, Terence Doherty, Justin Betzen, Katherine Bloom, Michael Watts, Matthew Carter, Christopher Brett, Christopher Nelson, Andrew White, Clayton Wilmer and Daniel Farrar is 2001 Ross Avenue, Suite 2800, Dallas, TX 75201; the business address of Johanna Volpi is 30 Hudson Street, Jersey City, NJ 07302; the business address of Omar Chaudhary and Ryan Flanagan is 4000 MacArthur Boulevard, Suite 1000, Newport Beach, CA, 92660; the business address of each of David Miller, Taylor Mefford, Tucker Greene and Gregory Watts is 11605 Haynes Bridge Rd. Suite 695, Alpharetta, GA 30009; and the business address of Ryan Flanagan is 8105 Irvine Center Dr #560, Irvine, CA 92618.

All executive officers listed below are United States citizens, except as follows: Cedric Lucas is a citizen of France; Adrian M. Jones is a citizen of Ireland; James Garman and Anthony Arnold are citizens of the United Kingdom; Beat Cabiallavetta is a citizen of Switzerland; Joonsung Park is a citizen of the Republic of Korea; Gunduz Shirin is a citizen of Azerbaijan; Dennis van Laer is a citizen of the Netherlands and United Kingdom; Harsh Nanda is a citizen of India; David Campbell is a citizen of Australia; Stefano Gamba is a citizen of Italy; Simon Kubbies is a citizen of Germany; Richard Waitumbu is a citizen of Kenya, Nicole Agnew, Nicholas Semeniuk, and Sebastien Gagnon are citizens of Canada.

NAME	POSITION	PRESENT PRINCIPAL OCCUPATION
Richard A. Friedman	President	Managing Director of Goldman Sachs & Co. LLC
Nicole Agnew	Vice President	Managing Director of Goldman Sachs & Co. LLC
Patrick Armstrong	Vice President	Managing Director of Goldman Sachs & Co. LLC
Anthony Arnold	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jeffrey Bernstein	Vice President	Managing Director of Goldman Sachs & Co. LLC
Steven Budig	Vice President	Managing Director of Goldman Sachs & Co. LLC
Beat Cabiallavetta	Vice President	Managing Director of Goldman Sachs & Co. LLC
Darren Cohen	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jeffrey M. Fine	Vice President	Managing Director of Goldman Sachs & Co. LLC
James Garman	Vice President	Managing Director of Goldman Sachs & Co. LLC
Bradley J. Gross	Vice President	Managing Director of Goldman Sachs & Co. LLC
Adrian M. Jones	Vice President	Managing Director of Goldman Sachs & Co. LLC
Cedric Lucas	Vice President	Managing Director of Goldman Sachs & Co. LLC
David Miller	Vice President	Managing Director of Goldman Sachs & Co. LLC
Hillel Moerman	Vice President	Managing Director of Goldman Sachs & Co. LLC
Harsh Nanda	Vice President	Managing Director of Goldman Sachs & Co. LLC
Kenneth Pontarelli	Vice President	Managing Director of Goldman Sachs & Co. LLC
Leonard Seevers	Vice President	Managing Director of Goldman Sachs & Co. LLC
Greg A. Shell	Vice President	Managing Director of Goldman Sachs & Co. LLC
Kevin Sterling	Vice President	Managing Director of Goldman Sachs & Co. LLC
Gregory Watts	Vice President	Managing Director of Goldman Sachs & Co. LLC
Baffour Abedi	Vice President	Managing Director of Goldman Sachs & Co. LLC
Vikas Agrawal	Vice President	Managing Director of Goldman Sachs & Co. LLC
Daniel Alger	Vice President	Managing Director of Goldman Sachs & Co. LLC
Oksana Beard	Vice President	Managing Director of Goldman Sachs & Co. LLC
David Bell	Vice President	Managing Director of Goldman Sachs & Co. LLC
Justin Betzen	Vice President	Managing Director of Goldman Sachs & Co. LLC
Katherine Bloom	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jeff Boyd	Vice President	Managing Director of Goldman Sachs & Co. LLC
Christopher Brett	Vice President	Managing Director of Goldman Sachs & Co. LLC

NAME	POSITION	PRESENT PRINCIPAL OCCUPATION
David Campbell	Vice President	Managing Director of Goldman Sachs & Co. LLC
Matthew Carter	Vice President	Managing Director of Goldman Sachs & Co. LLC
Benjamin Case	Vice President	Managing Director of Goldman Sachs & Co. LLC
Omar Chaudhary	Vice President	Managing Director of Goldman Sachs & Co. LLC
Michael Coleman	Vice President	Managing Director of Goldman Sachs & Co. LLC
Dirk Degenaars	Vice President	Managing Director of Goldman Sachs & Co. LLC
Johanna Diaz	Vice President	Managing Director of Goldman Sachs & Co. LLC
Terence Doherty	Vice President	Managing Director of Goldman Sachs & Co. LLC
Ryan Flanagan	Vice President	Managing Director of Goldman Sachs & Co. LLC
Sebastien Gagnon	Vice President	Managing Director of Goldman Sachs & Co. LLC
Diego Kantt	Vice President	Managing Director of Goldman Sachs & Co. LLC
Philip Grovit	Vice President	Managing Director of Goldman Sachs & Co. LLC
Stefano Gamba	Vice President	Managing Director of Goldman Sachs & Co. LLC
Ashwin Gupta	Vice President	Managing Director of Goldman Sachs & Co. LLC
Tucker Greene	Vice President	Managing Director of Goldman Sachs & Co. LLC
Vivek Kagzi	Vice President	Managing Director of Goldman Sachs & Co. LLC
Michael Kondoleon	Vice President	Managing Director of Goldman Sachs & Co. LLC
Stephen Kerns	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jason Kreuziger	Vice President	Managing Director of Goldman Sachs & Co. LLC
Simon Kubbies	Vice President	Managing Director of Goldman Sachs & Co. LLC
Qing Li	Vice President	Managing Director of Goldman Sachs & Co. LLC
Christina Sun Li	Vice President	Managing Director of Goldman Sachs & Co. LLC
Steven Pack	Vice President	Managing Director of Goldman Sachs & Co. LLC
Burke Loeffler	Vice President	Managing Director of Goldman Sachs & Co. LLC
Teresa Mattamouros	Vice President	Managing Director of Goldman Sachs & Co. LLC
Scott Maxfield	Vice President	Managing Director of Goldman Sachs & Co. LLC
Taylor Mefford	Vice President	Managing Director of Goldman Sachs & Co. LLC
Antoine Munfa	Vice President	Managing Director of Goldman Sachs & Co. LLC
Christopher Nelson	Vice President	Managing Director of Goldman Sachs & Co. LLC
Joonsung Park	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jeff Possick	Vice President	Managing Director of Goldman Sachs & Co. LLC
Andrew Rhee	Vice President	Managing Director of Goldman Sachs & Co. LLC
Joshua Richardson	Vice President	Managing Director of Goldman Sachs & Co. LLC
Nicholas Semeniuk	Vice President	Managing Director of Goldman Sachs & Co. LLC
Gunduz Shirin	Vice President	Managing Director of Goldman Sachs & Co. LLC
Amit Sinha	Vice President	Managing Director of Goldman Sachs & Co. LLC
Mallika Sinha	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jason Slocum	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jamison Hill	Vice President	Managing Director of Goldman Sachs & Co. LLC
Richard Waitumbi	Vice President	Managing Director of Goldman Sachs & Co. LLC
Andrew Snow	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jessica Tung	Vice President	Managing Director of Goldman Sachs & Co. LLC
Pim Valantagul	Vice President	Managing Director of Goldman Sachs & Co. LLC
Dennis van Laer	Vice President	Managing Director of Goldman Sachs & Co. LLC
Colin Walsh	Vice President	Managing Director of Goldman Sachs & Co. LLC
Letitia Webster	Vice President	Managing Director of Goldman Sachs & Co. LLC
Jennifer Yang	Vice President	Managing Director of Goldman Sachs & Co. LLC
Andrew White	Vice President	Managing Director of Goldman Sachs & Co. LLC
William Y. Eng	Vice President	Vice President of Goldman Sachs & Co. LLC
Scott Kilpatrick	Vice President & Treasurer	Managing Director of Goldman Sachs & Co. LLC
Clayton Wilmer	Vice President	Managing Director of Goldman Sachs & Co. LLC

NAME	POSITION	PRESENT PRINCIPAL OCCUPATION
Carey Ziegler	Vice President	Managing Director of Goldman Sachs & Co. LLC
Hristo D. Dimitrov	Vice President,
Secretary & Assistant
	General Counsel	Managing Director of Goldman Sachs & Co. LLC
Getty Chin	Vice President & Assistant Treasurer	Managing Director of Goldman Sachs & Co. LLC
Daniel Farrar	Vice President & Assistant Treasurer	Vice President of Goldman Sachs & Co. LLC
Kirsten Frivold
Imohiosen	Vice President & Assistant Treasurer	Managing Director of Goldman Sachs & Co. LLC
Larry Kleinman	Vice President & Assistant Treasurer	Managing Director of Goldman Sachs & Co. LLC
Johanna Volpi	Vice President & Assistant Treasurer	Vice President of Goldman Sachs & Co. LLC
James Nolan	Vice President & Assistant Treasurer	Managing Director of Goldman Sachs & Co. LLC
Negar Nabavinejad	Vice President & Assistant Treasurer	Managing Director of Goldman Sachs & Co. LLC